Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

We hereby certify that this quarterly report on Form 10-Q for the three-month period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

COMPASS MINERALS INTERNATIONAL, INC.

July 30, 2010	/s/ ANGELO C. BRISIMITZAKIS
Angelo C. Brisimitzakis
President and Chief Executive Officer

/s/ RODNEY L. UNDERDOWN
                                    Rodney L. Underdown
                      Vice President and Chief Financial Officer